Exhibit 10(k)
               Form of Vesting Restricted Stock Award to Officers


___________________ Shares                           Date of Grant:  ___________
                             RESTRICTED STOCK AWARD

                              YEARLY VESTING AWARDS

                      2004 OMNIBUS STOCK AND INCENTIVE PLAN

                           FOR DENBURY RESOURCES INC.

     RESTRICTED STOCK AWARD ("Award") made effective August 6, 2004 ("Date of Grant") between Denbury Resources Inc. (the "Company") and __________________ ("Holder").

     WHEREAS, the Company desires to grant to the Holder _____________________ Restricted Shares under and for the purposes of the 2004 Omnibus Stock and Incentive Plan for Denbury Resources Inc. (the "Plan");

     WHEREAS, in accordance with the provisions of Section 16(d) of the Plan, the Restricted Shares (together with a stock power (set forth below)), will be delivered to the Company, to be held in escrow by the Company for the benefit of Holder until such time as such Restricted Shares are Vested by reason of the lapse of the applicable Restrictions, after which time the Company shall make delivery of the Vested Shares (but not Retained Vested Shares, as described in Section 5) to Holder; and

     WHEREAS, the Company and Holder understand and agree that this Award is in all respects subject to the terms, definitions and provisions of the Plan, and all of which are incorporated herein by reference, except to the extent otherwise expressly provided in this Award.

     NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties agree as follows:

1. Restricted Share Award. The Company hereby sells, transfers, assigns and delivers to the Holder an aggregate of _________________ Restricted Shares ("Award Restricted Shares") on the terms and conditions set forth in the Plan and supplemented in this Award, including, without limitation, the restrictions more specifically set forth in Section 2 below, subject only to Holder's execution of this Award agreement.

2. Vesting of Award Restricted Shares. The Restrictions on the Award Restricted Shares shall lapse (Award Restricted Shares with respect to which Restrictions have lapsed being herein referred to as "Vested Shares") with respect to 20% of the Award Restricted Shares on the First Anniversary of the Date of Grant, and Restrictions with respect to an additional 20% of Award Restricted Shares shall lapse on each subsequent Anniversary of the Date of Grant, so that, without

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limitation,  Restrictions on all of the Award Restricted Shares will have lapsed no later than the Fifth Anniversary of the Date of Grant.

     Without limiting the generality of the foregoing, in the event that, prior to lapse of Restrictions with respect to all Award Restricted Shares, either (i) Holder incurs a Separation by reason of Holder's death, or Disability, or (ii) there is a Change in Control, or (iii) without limiting the generality of
Section 2(h)(5) of the Plan, Holder incurs a Separation for any reason other than Cause after the Commencement of a Change in Control, then the Restrictions on all remaining Award Restricted Shares shall lapse and all such Award Restricted Shares shall become Vested Shares, as of the date of such death, disability, Change in Control, or Change in Control following a Separation after the Commencement of a Change in Control. For all purposes of this Award, the term "Commencement of a Change in Control" shall mean any material action, including without limitation through a written offer, open-market bid, corporate action, proxy solicitation or otherwise, taken by a "person" (as defined in Section 13(d) or Section 14(d)(2) of the 1934 Act), or a "group" (as defined in
Section 13(d)(3) of the 1934 Act), or their affiliates, to commence efforts that, within 12 months after such material action, lead to a Change in Control as defined in Section 2(h)(2), (3) or (4) of the Plan involving such person, group, or their affiliates.

3. Restrictions - Forfeiture of Award Restricted Shares. The Award Restricted Shares are subject to the Restriction that all rights of Holder to any Award Restricted Shares which have not become Vested Shares, or do not become Vested Shares as a result of Holder's Separation after the Commencement of a Change in Control, automatically and without notice, shall terminate and be permanently forfeited on the date of Holder's Separation.

4. Withholding. On the date Award Restricted Shares become Vested Shares, the minimum withholding required to be made by the Company shall be paid by Holder to the Administrator in cash, or by delivery of Shares, which Shares may be in whole or in part Vested Shares, based on the Fair Market Value of such Shares on the date of delivery. The Holder, in his sole discretion, may direct that the Company withhold at any rate which is in excess of the minimum withholding rate described in the preceding sentence, but not in excess of the highest incremental tax rate for Holder, and such additional directed withholding will be made in the same manner as described in the preceding sentence except that no portion of such additional directed withholding may be paid in Shares which have not Vested, or which have not been purchased and held by Holder for, at least six (6) months prior to the date of delivery.

5. Issuance of Shares. Without limitation, Holder shall have all of the rights and privileges of an owner of the Award Restricted Shares (including voting rights) except that Holder shall not be entitled to delivery of the certificates evidencing any of the Shares unless and until they become Vested Shares, nor shall Holder be entitled to receive Restricted Share Distributions (i.e. dividends) unless and until Holder is entitled either (i) to receive the certificates for the related Vested Shares, or (ii) such Award Restricted Shares become Retained Vested Shares, as defined below. Notwithstanding the foregoing, on the date Award Restricted Shares become Vested Shares, the Administrator shall deliver to the Holder two-thirds (66 2/3%) of such Vested Shares (reduced

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by the number of Vested Shares  delivered to the  Administrator  to pay required withholding under Section 4 above), and shall retain the other one-third (33 1/3%) of the Vested Shares ("Retained Vested Shares") in escrow until the date of Holder's Separation, and immediately after such Separation shall deliver all such Retained Vested Shares to Holder. During the period in which the Company holds the Retained Vested Shares, Holder is entitled to receive what would be Restricted Share Distributions if Holder was in possession of such Retained Vested Shares, except Holder shall not be entitled to receive a Restricted Share Distribution made in the form of Shares, but rather such Shares will be retained by the Company as additional Retained Vested Shares.

6. No Transfers Permitted. The rights under this Award are not transferable by the Holder otherwise than by will or the laws of descent and distribution, and so long as Holder lives, only Holder or his or her guardian or legal representative shall have the right to receive and retain Vested Shares.

7. No Right To Continued Employment. Neither the Plan nor this Award shall confer upon the Holder any right with respect to continuation of employment by the Company, or any right to provide services to the Company, nor shall they interfere in any way with Holder's right to terminate employment, or the Company's right to terminate Holder's employment, at any time.

8. Governing Law. WITHOUT LIMITATION, THIS AWARD SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF DELAWARE.

9. Binding Effect. This Award shall inure to the benefit of and be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

10. Severability. If any provision of this Award is declared or found to be illegal, unenforceable or void, in whole or in part, the remainder of this Award will not be affected by such declaration or finding and each such provision not so affected will be enforced to the fullest extent permitted by law.

     IN WITNESS WHEREOF, the Company has caused these presents to be executed on its behalf and its corporate seal to be affixed hereto by its duly authorized representative and the Holder has hereunto set his or her hand and seal, all on the day and year first above written.

     Dated as of this 6th day of August, 2004.

                                          DENBURY RESOURCES INC.


                                          By: _______________________________
                                              Gareth Roberts
                                              President and CEO


                                          By: _______________________________
                                              Phil Rykhoek
                                              Sr. VP, CFO and Secretary

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                      Assignment Separate From Certificate

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto Denbury Resources Inc. the _______________ Shares subject to this Award, standing in the undersigned's name on the books of said Denbury Resources Inc., represented by Certificate No. _____herewith and do hereby irrevocably constitute and appoint the corporate secretary of Denbury Resources Inc. as attorney to transfer the said stock on the books of Denbury Resources Inc. with full power of substitution in the premises.

         Dated ____________________


                                              ------------------------------
                                              ______________________ - Holder

                                 ACKNOWLEDGMENT

     The undersigned hereby acknowledges (i) my receipt of this Award, (ii) my opportunity to review the Plan, (iii) my opportunity to discuss this Award with a representative of the Company, and my personal advisors, to the extent I deem necessary or appropriate, (iv) my understanding of the terms and provisions of the Award and the Plan, and (v) my understanding that, by my signature below, I am agreeing to be bound by all of the terms and provisions of this Award and the Plan.

     Without limitation, I agree to accept as binding, conclusive and final all decisions or interpretations (including, without limitation, all interpretations of the meaning of provisions of the Plan, or Award, or both) of the Administrator upon any questions arising under the Plan, or this Award, or both.

          Dated as of this ________ day of ______________, 200__.


                                              ------------------------------
                                              ___________________ - Holder



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